EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X
:
In re	:	Chapter 11
:
Apex Silver Mines Limited, et al.	:	Case No. 09-10182 (JMP)
:
Debtors.	:	Jointly Administered
:
X

JOINT PLAN OF REORGANIZATION OF
APEX SILVER MINES LIMITED AND
APEX SILVER MINES CORPORATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

CLEARY GOTTLIEB STEEN & HAMILTON LLP
James L. Bromley
Sean A. O’Neal
One Liberty Plaza
New York, New York 10006
Telephone: (212) 225-2000
Facsimile: (212) 225-3999

Counsel for the Debtors and Debtors in Possession

Dated: February 4, 2009

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	Purchase Agreement

Exhibit B	Management Services Agreement

Exhibit C	Plan Support Agreement

Exhibit D	Executory Contracts and Unexpired Leases Assumed by the Debtors

Exhibit E	Executory Contracts and Unexpired Leases Rejected by the Debtors

INTRODUCTION

Apex Silver Mines Limited (“ASML”) and Apex Silver Mines Corporation (“ASMC”) (collectively, the “Debtors”) hereby propose the following joint plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors.  Reference is made to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, certain tax matters and the securities to be issued under this Plan.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Bankruptcy Rule 3019 and the Plan Support Agreement (as that term is defined herein) the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

1.1                               Defined Terms.  Capitalized terms used in this Plan shall have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

Additional Plan Support Agreement means that certain Additional Plan Support Agreement dated as of January 29, 2009, among ASML, ASMC and the Supporting Subordinated Noteholders that are parties thereto.

Administrative Expense Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation:  (a) any actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Debtors’ Estates and operating the business of the Debtors prior to the Effective Date; (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 330, 331, 363 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; and (c) any cure amounts payable under any executory contract or unexpired lease that is assumed under section 365 of the Bankruptcy Code on or prior to the Effective Date.

Administrative Expense Claims Bar Date means the Business Day that is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.

Affiliate has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.  For the avoidance of doubt, the term Affiliate shall not include MSC or AMM on or after the Effective Date.

Allowed means, with reference to any Claim, or any portion thereof, that is not a Disputed Claim and (a) that has been listed by the Debtors in the Schedules as liquidated in amount and not disputed, contingent or undetermined, and with respect to which no contrary proof of claim has been Filed, (b) any Claim specifically allowed under this Plan, (c) any Claim the amount or existence of which has been determined or allowed by a Final Order or (d) any Claim as to which a proof of claim has been timely Filed before the Bar Date in a liquidated amount; provided, further that any such Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” for the purpose of Distributions hereunder.

Allowed            Claim means an Allowed Claim of the type described.  The term “Allowed Claim” shall not, for purposes of computing Distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

AMM means Apex Metals Marketing GmbH, a Swiss Gesellschaft mit beschränkter Haftung.

AMM Acquired Quota has the meaning set forth in the Purchase Agreement.

Apex Finance means Apex Silver Finance Limited, a Cayman Islands Exempted Company with limited liability.

Apex Guaranty means that certain Apex Guaranty, dated as of September 25, 2006, by and between ASML, Sumitomo, Gotlex Lageraktiebolag nr 451 and Comercial Metales Blancos AB.

Apex Luxembourg means Apex Luxembourg S.à.r.l., a Luxembourg Société à responsabilité limitée.

Apex Sweden means Apex Silver Mines Sweden AB, a Swedish aktiebolag.

ASMC means Apex Silver Mines Corporation, a Delaware corporation, debtor-in-possession in the Chapter 11 Cases pending in the Bankruptcy Court.

ASML means Apex Silver Mines Limited, a Cayman Islands company limited by shares, debtor-in-possession in the Chapter 11 Cases pending in the Bankruptcy Court.

ASML Guarantees means the Sponsor and Pledge Agreement and the Completion Agreement.

ASML Liquidation Reserve means an amount not exceeding $50,000, which amount shall be used solely for the purpose of effectuating the liquidation of ASML in the Cayman Proceeding.

Avoidance and Other Actions means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under sections 510 and 542-553 of the Bankruptcy Code.

Ballot means each of the ballot forms distributed to each Holder of an Impaired Claim that is entitled to vote to accept or reject this Plan and on which the Holder is to indicate, among other things, acceptance or rejection of this Plan.

Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended so as to be applicable in these Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over these Chapter 11 Cases.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

Bar Date means any deadline established by the Bankruptcy Court or the Bankruptcy Code for Filing proofs of Claim in these Chapter 11 Cases.

Business Day means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

Cash means legal tender of the United States of America and equivalents thereof.

Cash Allocation means cash in the amount of $45,000,000 plus Excess Cash and Remaining Excess Cash, if any.

Cash Purchase Price has the meaning set forth in the Purchase Agreement.

Cash Reserves means any amounts incurred but not yet paid by the Debtors or Reorganized Apex for Restructuring Expenses or otherwise before April 1, 2009, plus any amounts projected to be incurred and paid by the Debtors or Reorganized Apex for Restructuring Expenses on or after April 1, 2009.

Cash Reserves Release Date means the date that is 120 days after the Effective Date; provided, however, the Bankruptcy Court may extend such date until 240 days after the Effective Date at the request of the Debtors or Reorganized Apex upon at least twenty (20) days written notice to the Supporting Subordinated Noteholders and the opportunity for a hearing.

Causes of Action means, without limitation, any and all claims, causes of action, demands, rights, actions, suits, damages, injuries, remedies, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known, unknown, accrued or to accrue, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or under any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, including, without limitation, the Avoidance and Other Actions.

Cayman Proceeding means the provisional liquidation proceeding under the laws of the Cayman Islands and any final proceeding related thereto.

Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.

Class means a category of Holders of Claims or Equity Interests, as described in Article II hereof.

Common Security Agreement means that certain Common Security Agreement, dated as of December 1, 2005, and as amended, among MSC, Apex Finance, Apex Sweden, Apex Luxembourg, AMM, BNP Paribas, Barclays Capital, Comercial Metales Blancos AB, Corporación Andina de Fomento, JPMorgan Chase Bank, N.A., SC Minerals and the other parties thereto.

Completion Agreement means that certain Completion Agreement, dated as of December 1, 2005, as amended, among ASML, Barclays Capital, BNP Paribas and JPMorgan Chase Bank, N.A.

Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

Convenience Claim means a General Unsecured Claim in the aggregate amount of $10,000 or less; provided, however, that a Holder of an Allowed General Unsecured Claim that exceeds $10,000 may elect to be treated as a Holder of a Convenience Claim, in which case such Holder shall be entitled to receive a Cash Distribution of $10,000 on or as soon as reasonably practicable after the Effective Date and shall waive and release the amount of such General Unsecured Claim in excess of $10,000 by marking the appropriate box on its Ballot or Filing a notice with the Bankruptcy Court indicating such election, subject to the provisions of Section 6.7(c) of this Plan or as otherwise ordered by the Bankruptcy Court.

Creditor means “creditor” as defined in section 101(10) of the Bankruptcy Code.

Creditors’ Committee means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, if any.

Debtors means ASML and ASMC, the above-captioned debtors and debtors-in-possession.

Deferred Management Fee Obligations has the meaning set forth in the Purchase Agreement.

DIP Financing Facility Claims means any and all Claims arising under or relating to the DIP Financing Facility and all agreements and instruments relating thereto.

DIP Financing Facility means that certain Secured, Super-Priority Debtor-in-Possession Credit and Security Agreement, dated as of January 20, 2009, by and among ASML and Sumitomo.

Disbursing Agent means Reorganized Apex or any party designated by Reorganized Apex to serve as disbursing agent under this Plan.

Disclosure Statement means the written disclosure statement that relates to this Plan and is approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code as such disclosure statement may be amended, modified or supplemented (and all exhibits and schedules annexed thereto or referred to therein) and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

Disputed Claim means a Claim, or any portion thereof, that (i) has not been Scheduled by the Debtors or has been Scheduled at zero, or has been Scheduled as contingent, unliquidated, disputed or undetermined and for which no proof of claim has been timely Filed with the Bankruptcy Court, (ii) is in excess of the amount Scheduled as other than disputed, contingent or unliquidated, (iii) is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn or overruled by a Final Order of the Bankruptcy Court, (iv) is a Statutory Subordinated Claim and/or (v) is otherwise disputed by the Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

Distributions means the Cash, New Common Stock or other distributions to be made pursuant to, and in accordance with, this Plan.

Dividend Limitation has the meaning set forth in Section 5.6(a)(iii) of this Plan.

DTC means The Depository Trust Company.

Effective Date means the date of substantial consummation of the Plan, which shall be the first Business Day upon which all conditions precedent to the effectiveness of the Plan are satisfied or waived in accordance with the Plan.

Entity means an “entity” as defined in section 101(15) of the Bankruptcy Code.

Equity Interest means the legal, equitable, contractual and other rights of the Holders of any ownership interest in the Debtors existing as of the Petition Date, including, without limitation, the Old Equity Interests, which shall also include the rights of any Person or Entity to purchase or demand the issuance of any of the foregoing and shall include: (i) conversion, exchange, voting, participation and dividend rights; (ii) liquidation preferences; (iii) options, warrants and put rights and (iv) share-appreciation rights.

Estate(s) means the estate(s) of the Debtors created under section 541 of the Bankruptcy Code.

Excess Cash means any Cash reflected on Reorganized Apex’s Balance Sheet as of April 1, 2009 in excess of $15,000,000, plus any Cash Reserves.

Exhibit means an exhibit annexed to this Plan.

File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

Financing Documents has the meaning set forth in the Common Security Agreement.

Final Order means an order of the Bankruptcy Court or other court of competent jurisdiction entered on the docket of such court that has not been vacated, reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, seek to review or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or review or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari or review, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Apex, or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari or review, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or review or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

General Unsecured Claims means any Claims that are not DIP Financing Facility Claims, Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, Senior Claims, Subordinated Note Claims, Sumitomo General Unsecured Claims or Statutory Subordinated Claims.

Holder means a Person or an Entity holding a Claim or Equity Interest and, with respect to Senior Lender Claims and Subordinated Note Claims, the beneficial Holder as of the applicable date of determination or any authorized agent of such Person or Entity who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions that are attached to the Ballot or Master Ballot, as applicable.

Impaired means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Initial Distribution Date means the date as determined by Reorganized Apex upon which the initial Distributions of property under this Plan will be made to Holders of Allowed Claims, which date shall be as soon as practicable, but in no event more than ten (10) Business Days, after the Effective Date unless otherwise extended by order of the Bankruptcy Court.

Intercompany Claim means (i) any account reflecting intercompany book entries by or against any Debtor with respect to any other Affiliate, (ii) any Claim that is not reflected in such book entries and is held by or against any Debtor with respect to any Affiliate or (iii) Claims arising under any contract or other agreement between any Debtor and its Affiliate.

Lien means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or Entity, including, without limitation, the Causes of Action of the Debtors.

Majority Supporting Senior Lenders means Supporting Senior Lenders holding at least two-thirds in principal amount of the Senior Lender Claims held by the Supporting Senior Lenders.

Majority Supporting Subordinated Noteholders means Supporting Subordinated Noteholders holding more than fifty (50) percent in principal amount of the Subordinated Note Claims held by the Supporting Subordinated Noteholders.

Management Incentive Plan means an incentive plan pursuant to which, among other things, the board of directors of Reorganized Apex may award to certain members of Reorganized Apex’s senior management on or after the Effective Date, on such date(s) and in such manner to be determined by the board of directors of Reorganized Apex, shares of common stock in Reorganized Apex (or options to acquire shares of common stock in Reorganized Apex) not to exceed (in the aggregate) ten (10) percent of the fully diluted New Common Stock outstanding on the Effective Date, substantially in the form attached to the Plan Supplement.

Management Services Agreement means that certain Management Services Agreement dated as of the Effective Date, among MSC, AMM and ASMC, attached hereto in execution form as Exhibit B, subject to finalization of Schedules B, C, F and G in accordance with Section 6.3(c) of the Purchase Agreement.

Master Ballot means the ballot distributed to Holders of record of the Subordinated Note Claims to record the votes of the beneficial holders of Subordinated Note Claims, as of the Voting Record Date.

MSC means Minera San Cristóbal, S.A., a Bolivian Sociedad Anonima.

MSC Acquired Shares has the meaning set forth in the Purchase Agreement.

New Common Stock means the common stock in Reorganized Apex to be issued on or as soon as practicable after, but effective as of, the Effective Date pursuant to the Plan, which New Common Stock shall be exempt from registration under the securities laws under 11 U.S.C. § 1145.

New Securities and Documents has the meaning given in Section 5.8 of this Plan.

Old Equity Interests means all issued, unissued authorized or outstanding shares or stock (including common stock or preferred stock) or any other Equity Interests in ASML, including any warrants, options, puts, calls, rights, awards, commitments or contract rights to purchase or acquire any such shares or stock at any time or other contract rights with ASML in any way related thereto.

Original Plan Support Agreement means that certain Plan Support Agreement dated as of January 12, 2009, among ASML, ASMC, Sumitomo, the Supporting Senior Lenders and the Supporting Subordinated Noteholders that are parties thereto.

Original Purchase Agreements means, collectively, (i) that certain Purchase and Sale Agreement, dated as of September 25, 2006, among ASML, Apex Luxembourg, Apex Sweden and Sumitomo; (ii) that certain Deferred Payments Agreement, dated as of September 25, 2006, between Apex Sweden and Sumitomo; and (iii) that certain Termination and Release Agreement, dated as of June 27, 2008, among ASML, MSC and Sumitomo.

Other MSC Obligations has the meaning set forth in the Purchase Agreement.

Other Priority Claim means a Claim, other than an Administrative Expense Claim or Priority Tax Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

Other Secured Claim means a Secured Claim other than a Secured Tax Claim or a Senior Claim.

Person means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

Petition Date means January 12, 2009, the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

Plan means this joint chapter 11 plan of reorganization, including the Exhibits and Plan Supplement Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or otherwise supplemented from time to time.

Plan Supplement means the compilation of documents and forms of documents specified in the Plan which will be Filed with the Bankruptcy Court no later than five (5) days prior to the Confirmation Hearing, or such later date as the Bankruptcy Court permits.

Plan Support Agreement means the Original Plan Support Agreement and the Additional Plan Support Agreement.

Plan Support Agreement Assumption Order means the order authorizing the Debtors to assume the Original Plan Support Agreement, entered by the Bankruptcy Court on January 22, 2009 pursuant to which the Debtors assumed the Original Plan Support Agreement pursuant to section 365 of the Bankruptcy Code.

Priority Tax Claim means a Claim of a governmental unit of a kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, including a Secured Tax Claim.

Pro Rata means, (i) in the event that Class 4 (Subordinated Note Claims) votes to accept the Plan, (a) with respect to the Cash Allocation to a Holder of an Allowed Subordinated Note Claim, the proportion that such Subordinated Note Claim bears to the aggregate amount of all Allowed Subordinated Note Claims and (b) with respect to a Distribution of New Common Stock to a Holder of an Allowed Unsecured Claim other than a Sumitomo General Unsecured Claim, the proportion that such Unsecured Claim bears to the aggregate amount of all Allowed Unsecured Claims (which aggregate amount may be estimated by Reorganized Apex on the Effective Date in order to make Distributions of New Common Stock under the Plan) other than the Sumitomo General Unsecured Claims, or (ii) in the event that Class 4 (Subordinated Note Claims) does not vote to accept the Plan, (a) with respect to the Cash Allocation to a Holder of an Allowed Senior Claim, the proportion that such Senior Claim bears to the aggregate amount of all Allowed Senior Claims, (b) with respect to the Subordinated Note Cash Allocation to a Holder of an Allowed Subordinated Note Claim, the proportion that such Subordinated Note Claim bears to the aggregate amount of all Allowed Subordinated Note Claims, and (c) with respect to a Distribution of New Common Stock to a Holder of an Allowed Unsecured Claim, the proportion that such Unsecured Claim bears to the aggregate amount of all Allowed Unsecured Claims (which aggregate amount may be estimated by Reorganized Apex on the Effective Date in order to make Distributions of New Common Stock under the Plan).

Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

Professional Fees Claim means an Administrative Expense Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date.

Professional Fees Bar Date means the Business Day which is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.

Purchase Agreement means that certain Purchase and Sale Agreement, dated as of January 12, 2009, by and between ASML, Apex Luxembourg, Apex Sweden, ASMC, ASC Bolivia LDC (Sucursal Bolivia), Sumitomo and SC Minerals, attached hereto as Exhibit A.

Purchased Properties has the meaning set forth in the Purchase Agreement.

Purchasers has the meaning set forth in the Purchase Agreement.

Reinstated or Reinstatement means, with respect to any Claim, (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default:  (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder of such Claim.

Related Persons means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and each of their respective members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, in each case acting in such capacity, and any Person claiming by or through any of them; provided, however, that neither MSC nor AMM shall be Related Persons of the Debtors on or after the Effective Date.

Released Parties means, collectively or individually, (i) the Debtors, their Estates, and the Reorganized Entities, (ii) Sumitomo, (iii) the Subordinated Notes Indenture Trustee and (iv) the respective Related Persons of each of the foregoing.

Remaining Excess Cash means any Cash Reserves that are not used by the Debtors or Reorganized Apex prior to the Cash Reserves Release Date.

Reorganized Apex means a new corporation to be formed as a holding company for ASML’s subsidiaries other than MSC, AMM, Apex Finance and each of their respective subsidiaries.

Reorganized Apex Certificate of Incorporation and By-Laws means the certificate of incorporation and by-laws of Reorganized Apex described in Section 5.6(a)(ii) hereof and substantially in the form of those attached to the Plan Supplement.

Reorganized Apex’s Balance Sheet means the balance sheet of Reorganized Apex as of April 1, 2009, delivered by Reorganized Apex to the Subordinated Noteholders’ Working Group Professionals on April 1, 2009 or as soon as reasonably practicable, but no later that five (5) Business Days, thereafter.

Reorganized ASMC means ASMC on and after the Effective Date.

Reorganized ASML means ASML on and after the Effective Date.

Reorganized Debtors means Reorganized ASML and Reorganized ASMC, collectively or individually, as applicable.

Reorganized Entities means Reorganized Apex, Reorganized ASML and Reorganized ASMC, collectively or individually, as applicable.

Restructuring Expenses means any (a) Administrative Expense Claims, (b) all fees and charges assessed against the Debtors’ Estates under section 1930, chapter 123 of title 28, United States Code and (c) fees, expenses and costs of the Debtors or Reorganized Entities incurred on or after the Effective Date relating to the prosecution of the Cayman Proceeding and the implementation or consummation of the Plan and the Sumitomo Transactions, including, without limitation, the payment of any reasonable fees or expenses of the Subordinated Notes Indenture Trustee and the Disbursing Agent, the resolution of Claims, the payment of Distributions under the Plan, the liquidation of ASML and the preparation of any financial statements and reports filed with the U.S. Securities and Exchange Commission with respect thereto.

Restructuring Transactions has the meaning ascribed thereto in Section 5.3(d) of this Plan.

Scheduled means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

Schedules means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

SC Minerals means SC Minerals Aktiebolag AB, organization number 556702-1083, a privat aktiebolag organized and existing under the laws of the Kingdom of Sweden.

Secured Claims means Claims that are secured by a Lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

Senior Claims means the Senior Lender Claims and the Sumitomo Senior Lender Claims.

Senior Lender Claims means the Claims of the Senior Lenders arising under, in connection with or relating to the Senior Loans, the Common Security Agreement, the ASML Guarantees, the Financing Documents or any related documents and agreements.

Senior Lenders means, collectively, BNP Paribas, Barclays Bank PLC, Australia and New Zealand Banking Group Limited, KfW, Natixis, New York Branch, Caterpillar Financial Services (UK) Ltd., N M Rothschild & Sons Limited, Export Development Canada, Fortis Capital Corp., Nordkap Bank AG, RMB International (Dublin) Limited and Corporación Andina de Fomento, and any of their respective permitted predecessors or successors or assigns.

Senior Loans means, collectively, (i) that certain Loan Agreement, dated as of December 1, 2005, as amended, with BNP Paribas, Barclays Bank PLC, and certain Senior Lenders and (ii) that certain Senior Loan Agreement, dated as of December 1, 2005, as amended, with Corporación Andina de Fomento.

Shareholder Loans has the meaning set forth in the Purchase Agreement.

Specified Period has the meaning set forth in Section 5.6(a)(iii) of this Plan.

Specified Transactions has the meaning set forth in Section 5.6(a)(iii) of this Plan.

Sponsor and Pledge Agreement means that certain Sponsor and Pledge Agreement, dated as of December 1, 2005, among ASML and JPMorgan Chase Bank, N.A.

Statutory Subordinated Claims means any Claims against any Debtor which are subordinated to Claims in Classes 3, 4, 5 and/or 6 pursuant to section 510(b) or (c) of the Bankruptcy Code.

Subordinated Note Cash Allocation means, in the event that Class 4 (Subordinated Note Claims) does not vote to accept the Plan, the Cash Allocation minus any Cash distributed to the Holders of Allowed Senior Claims under the Plan.

Subordinated Note Claims means any Claim of a Subordinated Noteholder against ASML or any of its Affiliates arising under, in connection with or relating to the Subordinated Notes.

Subordinated Notes means the 2.875% Convertible Senior Subordinated Notes due 2024 and the 4.0% Convertible Senior Subordinated Notes due 2024 issued by ASML prior to the Petition Date under the Subordinated Notes Indentures.

Subordinated Notes Indentures means those certain Indentures, dated as of March 16, 2004 and October 15, 2004, between ASML, as issuer, and the Subordinated Notes Indenture Trustee, relating to the Subordinated Notes (as amended, modified or supplemented from time to time).

Subordinated Notes Indenture Trustee means The Bank of New York, as the indenture trustee under the Subordinated Notes Indentures, and its successors and assigns.

Subordinated Noteholders means the Holders of the Subordinated Note Claims.

Subordinated Noteholders’ Working Group means the working group of certain Holders of Subordinated Notes in existence as of the Petition Date.

Subordinated Noteholders’ Working Group Professionals means the Subordinated Noteholders’ Working Group’s attorneys, Schulte Roth & Zabel LLP.

Substantial Contribution Claim means a claim by any Professional or Creditor for reasonable compensation for services or reasonable expenses incurred in connection with the Chapter 11 Cases pursuant to sections 503(b)(3)(D) or (b)(4) of the Bankruptcy Code.

Sumitomo means Sumitomo Corporation, a corporation organized and existing under the laws of Japan.

Sumitomo General Unsecured Claims means any Claims of Sumitomo or any of its Affiliates against any Debtor that are not DIP Financing Claims or Sumitomo Senior Lender Claims, including, without limitation, any such Claims arising under, in connection with or relating to the Sumitomo Working Capital Facility, the Apex Guaranty or the Original Purchase Agreements.

Sumitomo Senior Lender Claims means any Claims of Sumitomo against any Debtor arising under, in connection with or relating to the Senior Loans, the Common Security Agreement, the ASML Guarantees, the Financing Documents or any related documents or agreements.

Sumitomo Transactions means those certain transactions as contemplated by the Purchase Agreement, including (i) the sale to the Purchasers of the (a) MSC Acquired Shares and the AMM Acquired Quota, (b) Shareholder Loans, (c) Deferred Management Fee Obligations, (d) Other MSC Obligations, and (e) certain other assets, in exchange for the Purchasers’ payment of a Cash Purchase Price of $27,500,000, plus other consideration, including reimbursements for prior expenses in the amount of $2,500,000, and the assumption of certain liabilities as set forth in the Purchase Agreement and (ii) the Management Services Agreement.

Sumitomo Working Capital Facility means that certain Loan Agreement, dated as of August 11, 2008, as amended, by and between MSC and SC Minerals.

Supporting Subordinated Noteholders means those holders of the Subordinated Notes identified in the Plan Support Agreement.

Supporting Subordinated Noteholder Expenses means the reasonable and documented fees and expenses incurred by the Subordinated Noteholders’ Working Group Professionals as counsel to certain of the Supporting Subordinated Noteholders and the reasonable and documented out-of-pocket expenses of the Supporting Subordinated Noteholders

(excluding any fees and expenses of any professional engaged by a Supporting Subordinated Noteholder other than the Subordinated Noteholders’ Working Group Professionals).

Supporting Senior Lenders means those Senior Lenders identified on Schedule I to the Plan Support Agreement.

Transaction Documents has the meaning set forth in the Purchase Agreement.

Transfer or Transferable means, with respect to any security or the right to receive a security or to participate in any offering of any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in or other disposition of such security or right or the beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing.  The term “constructive sale” for purposes of this definition means (i) a short sale with respect to such security or right, (ii) entering into or acquiring an offsetting derivative contract with respect to such security or right, (iii) entering into or acquiring a futures or forward contract to deliver such security or right or (iv) entering into any transaction that has substantially the same effect as any of the foregoing.  The term “beneficially owned” or “beneficial ownership” as used in this definition shall include, with respect to any security or right, the beneficial ownership of such security or right by a Person and by any direct or indirect subsidiary of such Person.

Unimpaired Claim means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

Unsecured Claims means, collectively, the Subordinated Note Claims, the General Unsecured Claims and the Sumitomo General Unsecured Claims.

Voting Deadline means February 27, 2009.

Voting Record Date means January 26, 2009.

1.2                               Exhibits and Plan Supplement Exhibits.  All Exhibits and Plan Supplement Exhibits are incorporated into and are a part of this Plan as if set forth in full herein.  Holders of Claims and Equity Interests may obtain a copy of the Exhibits and Plan Supplement Exhibits upon written request to the Debtors.  The Exhibits and Plan Supplement Exhibits may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours, obtained by written request to counsel to the Debtors, obtained on the Debtors’ website at www.apexsilver.com or obtained on the website of the Debtors’ claims and noticing agent at http://chapter11.epiqsystems.com/apex.

1.3                               Rules of Interpretation and Computation of Time.  For purposes of this Plan, unless otherwise provided herein:

(a)                                  whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural;

(b)                                 unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

(c)                                  any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan;

(d)                                 any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and assigns;

(e)                                  all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan;

(f)                                    the words “herein,” “hereunder,” “hereof” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan;

(g)                                 captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan;

(h)                                 subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules;

(i)                                     the rules of construction set forth in section 102 of the Bankruptcy Code will apply to this Plan; and

(j)                                     in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

ARTICLE II

CLASSIFICATION OF CLAIMS AND OLD EQUITY INTERESTS

All Claims and Old Equity Interests, except DIP Financing Facility Claims, Administrative Expense Claims and Priority Tax Claims, are placed in the Classes set forth below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Financing Facility Claims, Administrative Expense Claims and Priority Tax Claims have not been classified as described below.

This Plan constitutes a single plan of reorganization for the Debtors for all purposes, including, without limitation, for voting, confirmation and Distribution purposes.  A Claim or Old Equity Interest is placed in a particular Class only to the extent that the Claim or Old Equity Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Old Equity Interest falls within the description of such other Classes.  A Claim or Old Equity Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim or Old Equity Interest is an Allowed Claim or Old Equity Interest in that Class and such Claim or Old Equity Interest has not been paid, released, or otherwise settled prior to the Effective Date.

Summary of Classification of Claims and Old Equity Interests

Class	Claim	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Deemed to Accept
2.	Other Secured Claims	Unimpaired	Deemed to Accept
3.	Senior Claims	Impaired	Entitled to Vote
4.	Subordinated Note Claims	Impaired	Entitled to Vote
5.	General Unsecured Claims	Impaired	Entitled to Vote
6.	Sumitomo General Unsecured Claims	Impaired	Entitled to Vote
7.	Statutory Subordinated Claims	Impaired	Deemed to Reject
8.	Old Equity Interests	Impaired	Deemed to Reject

2.1                               Unclassified Claims (not entitled to vote on this Plan)

(a)                                  DIP Financing Facility Claims.

(b)                                 Administrative Expense Claims.

(c)                                  Priority Tax Claims.

2.2                               Unimpaired Classes of Claims (deemed to have accepted this Plan and, therefore, not entitled to vote on this Plan under section 1126(f) of the Bankruptcy Code).

(a)                                  Class 1:  Class 1 consists of all Other Priority Claims.

(b)                                 Class 2:  Class 2 consists of all Other Secured Claims.

2.3                               Impaired Class of Claims (entitled to vote on this Plan).

(a)                                  Class 3:  Class 3 consists of all Senior Claims.

(b)                                 Class 4:  Class 4 consists of all Subordinated Note Claims.

(c)                                  Class 5:  Class 5 consists of all General Unsecured Claims.

(d)                                 Class 6:  Class 6 consists of all Sumitomo General Unsecured Claims.

2.4                               Impaired Classes of Claims and Equity Interests (deemed to have rejected this Plan and, therefore, not entitled to vote on this Plan).

(a)                                  Class 7:  Class 7 consists of all Statutory Subordinated Claims.

(b)                                 Class 8:  Class 8 consists of all Old Equity Interests.

ARTICLE III

TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1                               Unclassified Claims

(a)                                  DIP Financing Facility Claims.

(i)                                     In the event that the Sumitomo Transactions are not consummated, the legal, equitable and contractual rights of each Holder of a DIP Financing Facility Claim are unaltered by this Plan and all DIP Financing Facility Claims will be paid in full in accordance with the DIP Financing Facility and the Final Order relating to the DIP Financing Facility.

(ii)                                  In the event that the Sumitomo Transactions are consummated, on the Effective Date, but before ASML transfers assets to Reorganized Apex as provided under this Plan, except to the extent that the Holders of the DIP Financing Facility Claims and the Debtors agree to a different treatment, the Holders of the DIP Financing Facility Claims shall be deemed to have waived and released in full such DIP Financing Facility Claims to the extent set forth in the DIP Financing Facility as of the Effective Date and the Confirmation Order shall be deemed to have discharged any and all Claims, liabilities and obligations under the DIP Financing Facility as of the Effective Date to the extent set forth in the DIP Financing Facility; provided, however, that such waiver, release or discharge shall not extend to any Shareholder Loans made with the proceeds of any advances made under the DIP Financing Facility, which Shareholder Loans shall be purchased under the Purchase Agreement.

(b)                                 Administrative Expense Claims Generally.  Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Expense Claim shall be paid by the Debtors or Reorganized Apex, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Expense Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Expense Claim, (ii) upon such other terms as may exist in the ordinary course of the Debtors’ business or (iii) upon such other terms as may be agreed upon in writing between the Holder of such Administrative Expense Claim and the Debtors, in each case in full satisfaction, settlement, discharge and release of, and in exchange for, such Administrative Expense Claim.

(i)                                     Professional Fees.  All final fee applications for Professional Fees incurred prior to the Effective Date and for services rendered during or in connection with the Chapter 11 Cases shall be Filed with the Bankruptcy Court and served on Reorganized Apex and its counsel, the Office of the United States Trustee (U.S. Department of Justice, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attention:  Gregory Zipes, Esq.) no later than the Professional Fees Bar Date.  If the Debtors or Reorganized Apex and any such Professional cannot agree on the amount of fees and expenses to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court.  Holders of Professional Fees Claims that are required to File and serve applications for final allowance of their Professional Fees Claims and that do not File and serve such applications by the required deadline shall be forever barred from asserting such Professional Fees Claims against the Debtors, the Reorganized Entities or their respective properties, and such Professional Fees Claims shall be deemed discharged as of the Effective Date.  Objections to any Professional Fees Claims must be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee and the requesting party no later than fifteen (15) days (or such longer period as may be allowed by Reorganized Apex or by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Fees Claims was Filed and served.

(ii)                                  Substantial Contribution Claims.  All requests for compensation or reimbursement of Substantial Contribution Claims shall be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee (U.S. Department of Justice, 33 Whitehall Street, 21st Floor, New York, New York 10004, Attention:  Gregory Zipes, Esq.), and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Bankruptcy Court, no later than thirty (30) days after the Effective Date.  Unless such deadline is extended by agreement of Reorganized Apex, holders of Substantial Contribution Claims that are required to File and serve applications for final allowance of their Substantial Contribution Claims and that do not File and serve such applications by the required deadline shall be forever barred from asserting such Substantial Contribution Claims against the Debtors, the Reorganized Entities or their respective properties, and such Substantial Contribution Claims shall be deemed discharged as of the Effective Date.  Objections to any Substantial Contribution Claims must be Filed and served on Reorganized Apex and its counsel, the Office of the United States Trustee and the requesting party no later than fifteen (15) days (or such longer period as may be allowed by Reorganized Apex or by order of the Bankruptcy Court) after the date on which an application for final allowance of such Substantial Contribution Claims was Filed and served.

(c)                                  Priority Tax Claims.  The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by this Plan.  On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors (a) Cash equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (c) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code.  Each Holder of an Allowed Secured Tax Claim shall retain the Liens securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein.  On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Tax Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

3.2                               Unimpaired Classes of Claims

(a)                                  Class 1:  Other Priority Claims.

(i)                                     Classification.  Class 1 consists of all Allowed Other Priority Claims.

(ii)                                  Treatment.  The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by this Plan.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (b) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors:  (x) Cash equal to the amount of such Allowed Class 1 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

(iii)                               Voting.  Class 1 Claims are Unimpaired and the Holders of Allowed Class 1 Claims are deemed to have accepted the Plan and are therefore not entitled to vote.

(b)                                 Class 2:  Other Secured Claims.

(i)                                     Classification. Class 2 consists of all Allowed Other Secured Claims.

(ii)                                  Treatment.  The legal, equitable and contractual rights of the Holders of Allowed Class 2 Claims are unaltered by this Plan.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (b) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors:  (x) Cash equal to the amount of such Allowed Class 2 Claim; (y) such other less favorable treatment as to which the Debtors or Reorganized Apex and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; or (z) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.  Each Holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided herein.  On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(iii)                               Voting.  Class 2 Claims are Unimpaired and the Holders of Allowed Class 2 Claims are deemed to have accepted the Plan and are therefore not entitled to vote.

3.3                               Impaired Classes of Claims and Equity Interests

(a)                                  Class 3:  Senior Claims.

(i)                                     Classification.  Class 3 consists of all Senior Claims.  The estimated amount of the Allowed Class 3 Claims is $146,773,357 for all purposes under this Plan.

(ii)                                  Treatment.  (a) If Class 4 (Subordinated Note Claims) votes to accept the Plan, on the Effective Date (x) each Holder of a Senior Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full any Senior Claims as of the Effective Date and shall not be entitled to any Distributions in respect of any Senior Claims and (y) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Senior Claims as against the Debtors, their Affiliates and the Subordinated Noteholders.

(b)                                 If Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, (x) each Holder of an Allowed Senior Claim shall, as to the Debtors and their Affiliates, receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Senior Claim a Pro Rata share of the Cash Allocation, which Allowed Senior Claim shall rank senior to the Subordinated Note Claims and shall be paid in full, with interest accrued but unpaid as of the Petition Date at the applicable rate, prior to the payment of any portion of the Subordinated Note Cash Allocation to any Holder of an Allowed Class 4 Claim and (y) the Confirmation Order shall, as to the Debtors and their Affiliates, be deemed to have discharged and released in full all Allowed Senior Claims as against the Debtors and their Affiliates.

(c)                                  Nothing set forth in this Plan or the Confirmation Order shall affect, or be deemed to affect, Sumitomo’s or any of its Affiliates’ rights against MSC or AMM with respect to the Senior Loans, Sumitomo Working Capital Facility or Shareholder Loans.

(iii)                               Voting.   Class 3 Claims are Impaired and the Holders of Allowed Class 3 Claims are entitled to vote to accept or reject the Plan.

(b)                                 Class 4:  Subordinated Note Claims.

(i)                                     Classification.  Class 4 consists of all Subordinated Note Claims.  The Subordinated Note Claims shall be Allowed Class 4 Claims in the amount of $293,098,706 for all purposes under this Plan.

(ii)                                  Treatment.

(a)                                  Subject to Section 8.4 hereof, if Class 4 votes to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Cash Allocation and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

(b)                                 Subject to Section 8.4 hereof, if Class 4 does not vote to accept the Plan, on, or as soon as reasonably practicable after the Initial Distribution Date, each Holder of an Allowed Subordinated Note Claim shall receive (x) a Pro Rata share of the Subordinated Note Cash Allocation after payment in full of Allowed Senior Claims and (y) a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Subordinated Note Claim.

(iii)                               Voting.  Class 4 Claims are Impaired and the Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

(c)                                  Class 5:  General Unsecured Claims.

(i)                                     Classification.  Class 5 consists of all General Unsecured Claims.

(ii)                                  Treatment.  Subject to Section 8.4 hereof, and effective as of the Effective Date, on, or as soon as reasonably practicable after, the Initial Distribution Date if such Class 5 Claim is Allowed on the Effective Date or otherwise the date on which such Class 5 Claim becomes Allowed, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed General Unsecured Claim, at its election or as provided under Section 6.7(c) of the Plan (x) Cash equal to the amount of such Allowed Class 5 Claim, if such Allowed Class 5 Claim is a Convenience Claim, or Cash equal to $10,000 if such Allowed Class 5 Claim is an Allowed General Unsecured Claim in excess of $10,000 or (y) a Pro Rata share of New Common Stock to be issued under the Plan in an amount based on such Allowed Class 5 Claim, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date.

(iii)                               Voting.  Class 5 Claims are Impaired and the Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

(d)                                 Class 6:  Sumitomo General Unsecured Claims.

(i)                                     Classification.  Class 6 consists of all Sumitomo General Unsecured Claims.

(ii)                                  Treatment.

(a)                                  Except as set forth in Section 8.4 hereof, if Class 4 (Subordinated Note Claims) does not vote to accept the Plan, on, or as soon as reasonably practicable after the Effective Date, but effective as of the Effective Date, each Holder of an Allowed Sumitomo General Unsecured Claim shall receive a Pro Rata share of New Common Stock, subject to dilution for any New Common Stock to be issued under the Plan and the Management Incentive Plan after the Effective Date in full satisfaction, settlement, discharge and release of, and in exchange for, its Sumitomo General Unsecured Claim.

(b)                                 If Class 4 (Subordinated Note Claims) does vote to accept the Plan under which the Sumitomo Transactions are consummated, each Holder of an Allowed Sumitomo General Unsecured Claim shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have settled, waived and released in full its Sumitomo General Unsecured Claim as of the Effective Date and shall not be entitled to any Distributions in respect of any Sumitomo General Unsecured Claims and (b) the Confirmation Order shall, as to the Debtors, their Affiliates and the Subordinated Noteholders, be deemed to have discharged and released in full all Sumitomo General Unsecured Claims.

(iii)                               Voting.  Class 6 Claims are Impaired and the Holders of Allowed Class 6 Claims are entitled to vote to accept or reject the Plan.

(e)                                  Class 7:  Statutory Subordinated Claims.

(i)                                     Classification.  Class 7 consists of all Statutory Subordinated Claims.

(ii)                                  Treatment.  Holders of Allowed Statutory Subordinated Claims shall not receive or retain any Distribution or property on account of such Allowed Statutory Subordinated Claims.

(iii)                               Voting.  Class 7 Claims are Impaired and the Holders of Allowed Class 7 Claims are conclusively presumed to reject the Plan.  The votes of Holders of Class 7 Claims will not be solicited.

(f)                                    Class 8:  Old Equity Interests.

(i)                                     Classification.  Class 8 consists of all Old Equity Interests.

(ii)                                  Treatment.  Holders of Old Equity Interests shall not receive or retain any Distribution or property on account of such Old Equity Interests.

(iii)                               Voting.  Class 8 Old Equity Interests are Impaired and the Holders of Allowed Class 8 Old Equity Interests are conclusively presumed to reject the Plan.  The votes of Holders of Class 8 Old Equity Interests will not be solicited.

3.4                               Special Provision Regarding Unimpaired Claims

Except as otherwise provided in this Plan, nothing shall affect the Debtors’ or the Reorganized Entities’ rights, remedies and defenses, both legal and equitable, with respect to any Unimpaired Claims or claims and actions arising from or under any executory contract or unexpired lease assumed or rejected by the Debtors, or any confidentiality agreement that is not rejected by the Debtors, including, but not limited to, all rights with respect to legal and equitable defenses, including setoff or recoupment.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1                               Impaired Classes of Claims Entitled to Vote

Holders of Claims in Classes 3, 4, 5 and 6 are entitled to vote to accept or reject this Plan as provided in such order as may be entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order(s) of the Bankruptcy Court.

4.2                               Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

4.3                               Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by this Plan.  Accordingly, under section 1126(f) of the Bankruptcy Code, Holders of such Claims are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims will not be solicited.

4.4                               Presumed Rejection by Certain Impaired Classes

Holders of Allowed Statutory Subordinated Claims in Class 7 and Allowed Old Equity Interests in Class 8 are not entitled to receive or retain any property under this Plan.  Accordingly, under section 1126(g) of the Bankruptcy Code, the votes of Holders of Claims in Class 7 and Old Equity Interests in Class 8 will not be solicited and such Holders are deemed to reject this Plan.

4.5                               Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because certain Classes are deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.  Subject to any applicable restrictions in the Plan Support Agreement, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Exhibit or Plan Supplement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

4.6                               Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1                               Limited Substantive Consolidation of the Debtors.

(a)                                  This Plan provides for the limited substantive consolidation of the Debtors’ Estates, but solely for purposes of voting on this Plan by Class 5 Claims (General Unsecured Claims) and making Distributions to Holders of Claims in such Class under this Plan.  The Debtors reserve all rights with respect to the substantive consolidation of the Debtors.

(b)                                 On the Effective Date, (i) all assets and liabilities of the Debtors will, solely for voting and Distribution purposes for Class 5 Claims, be treated as if they were merged, (ii) each Class 5 Claim against the Debtors will be deemed a single Class 5 Claim against and a single obligation of the Debtors, (iii) any Class 5 Claims Filed or to be Filed in the Chapter 11 Cases will be deemed Class 5 Claims against the Debtors, (iv) all transfers, disbursements and Distributions to Class 5 Claims made by any Debtor hereunder will be deemed to be made by the Debtors, (v) all Intercompany Claims by, between, and among the Debtors and Affiliates will, solely for voting and Distribution purposes for Class 5 Claims, be eliminated and (vi) any obligation of the Debtors as to Class 5 Claims will be deemed to be one obligation of all of the Debtors.  Holders of Allowed Claims in Class 5 shall be entitled to their share of assets available for Distribution to such Class without regard to which Debtor was originally liable for such Claim.  Except as set forth in this Article, such limited substantive consolidation shall not (other than for purposes related to this Plan) (w) affect the legal and corporate structures of the Debtors or the Reorganized Entities, subject to the right of the Debtors or Reorganized Entities to effect the Restructuring Transactions contemplated by this Plan, (x) cause any Debtor to be liable for any Claim or Old Equity Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Old Equity Interest shall not be affected by such limited substantive consolidation, (y) except as otherwise stated in this Article, affect Intercompany Claims of Debtors against Debtors and (z) affect Equity Interests in the Debtors’ non-debtor Affiliates except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan.  The limited substantive consolidation provided hereunder shall have no affect on the Purchased Properties to be acquired under the Purchase Agreement or any Person’s obligation or liability under the Purchase Agreement.

(c)                                  Unless the Bankruptcy Court has approved by a prior order the limited substantive consolidation of the Debtors solely for voting and Distribution for Class 5 Claims, this Plan shall serve as, and shall be deemed to be, a request for entry of an order substantively consolidating the Debtors’ Estates, but solely for purposes of voting on this Plan and making Distributions to Holders of Class 5 Claims under this Plan.  If no objection to the limited substantive consolidation of the Debtors’ Estates is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Confirmation Order shall serve as the order approving the limited substantive consolidation of the Debtors’ Estates, but solely for purposes of voting on this Plan and making Distributions to Holders of Class 5 Claims under this Plan.  Any objections with respect to the limited substantive consolidation of the Debtors’ Estates, solely for purposes of voting on this Plan and making Distributions to Holders of Class 5 Claims under this Plan, that are timely Filed and served shall be heard at the Confirmation Hearing.

5.2                               Sumitomo Transactions.  The implementation of this Plan is predicated upon the approval by the Bankruptcy Court of the Sumitomo Transactions and the consummation thereof hereunder.  The terms and conditions of the Sumitomo Transactions, including the Purchase Agreement, are incorporated herein and shall be deemed to constitute part of this Plan for all purposes.  The following summary of the Sumitomo Transactions, including the Purchase Agreement, is qualified in its entirety by the terms thereof:

(a)                                  The Purchase Agreement provides that Purchasers shall pay a Cash Purchase Price of $27,500,000, plus other consideration, including reimbursements for prior expenses in the amount of $2,500,000, and assume certain liabilities as set forth in the Purchase Agreement.

(b)                                 The Purchase Agreement provides for the sale, among other things, of (i) the MSC Acquired Shares and AMM Acquired Quota, (ii) Shareholder Loans, (iii) Deferred Management Fee Obligations, (iv) Other MSC Obligations, and (v) certain other assets.

(c)                                  Upon consummation of the Sumitomo Transactions, ASML shall no longer have any ownership interests in MSC and AMM.

(d)                                 As a condition to Closing of the Sumitomo Transactions, the Debtors must receive, pursuant to the Confirmation Order, Bankruptcy Court approval of, among other things,

(i)                                     the Debtors’ entry into the Purchase Agreement and consummation of the transactions set forth therein, including the Debtors’ sale of the Purchased Properties free and clear of Liens and encumbrances, except as otherwise provided for in the Purchase Agreement; and

(ii)                                  the releases to be furnished to Sumitomo and its Affiliates as contemplated by the Purchase Agreement and the Plan.

(e)                                  As a condition to Closing of the Sumitomo Transactions, the Debtors must also receive, pursuant to the Confirmation Order, Bankruptcy Court authorization for, among other things,

(i)                                     Reorganized ASMC to enter into the Management Services Agreement;

(ii)                                  the Debtors to perform all of their obligations under the Purchase Agreement, the Management Services Agreement and the other Transaction Documents; and

(iii)                               ASML to assign to Reorganized Apex all of its right, title and interest in the Purchase Agreement and for Reorganized Apex to assume all of ASML’s obligations under the Purchase Agreement.

(f)                                    In addition, the Confirmation Order shall provide that no Purchaser shall be subject to any successor liability and shall not suffer any losses for any Liens or encumbrances (other than Liens and encumbrances permitted under the Purchase Agreement) existing prior to the Closing Date of the Purchase Agreement which may be asserted against either of the Debtors, their Estates, the Reorganized Entities, or any of the Purchased Properties, including any Claims against any Purchaser as successor to the MSC Acquired Shares, the AMM Acquired Quota or the other Purchased Properties.

(g)                                 On the Effective Date, Reorganized ASMC shall enter into the Management Services Agreement under which Reorganized ASMC shall be entitled to a $6 million annual management fee, paid quarterly in advance, plus the potential to earn $1.5 million in incentive-based compensation, as more fully set forth in the Purchase Agreement and the Management Services Agreement.  In addition, MSC and ASMC shall agree to terminate the existing management services agreement between MSC and ASMC, without cost or penalty to either party.

5.3                               Restructuring Transactions

(a)                                  Prior to the Effective Date, ASML shall form Reorganized Apex.

(b)                                 On or immediately following the Effective Date, following the release of the DIP Financing Facility Claims and the closing of the Purchase Agreement pursuant to its terms, ASML shall transfer to Reorganized Apex all of ASML’s assets, including, but not limited to, all Cash, cash equivalents, auction rate securities and stock in ASML’s subsidiaries, other than the ASML Liquidation Reserve and ASML’s right, title and interest in and to the Purchase Agreement, free and clear of all Liens, Claims and encumbrances pursuant to section 363(f) of the Bankruptcy Code.  Any unused portion of the ASML Liquidation Reserve shall be transferred to Reorganized Apex no later than the nine-month anniversary of the Effective Date.

(c)                                  Reorganized Apex shall assume all of ASML’s obligations under the Purchase Agreement as necessary to effectuate the Sumitomo Transactions and shall be authorized to enter into such other Transaction Documents as required under the Purchase Agreement.

(d)                                 On or after the Effective Date, without limiting any rights and remedies of the Debtors or Reorganized Entities under this Plan or applicable law and subject to any applicable limitations in the Reorganized Apex Certificate of Incorporation and By-Laws, the Reorganized Entities may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Entities.  Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Entities to be necessary or appropriate (collectively, the “Restructuring Transactions”) provided such Restructuring Transactions are not prohibited by the Plan, Plan Support Agreement or the Purchase Agreement.  The actions to effect the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of this Plan and the Purchase Agreement and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of this Plan and the Purchase Agreement and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; (iv) the liquidation of Apex Finance, Apex Luxembourg and Apex Sweden; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by Reorganized Apex to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Entities vesting in one or more surviving, resulting, or acquiring corporations.  In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to the Reorganized Entities, such surviving, resulting or acquiring corporation will perform the obligations of the Reorganized Entities pursuant to this Plan to pay or otherwise satisfy the Allowed Claims to the extent not already paid or satisfied.

5.4                               Continued Legal Existence and Vesting of Assets in the Reorganized Entities

Subject to the Restructuring Transactions permitted by Section 5.3 of this Plan, after the Effective Date, each of the Reorganized Entities shall continue to exist as a separate legal entity in accordance with the applicable law in the respective jurisdiction in which it is incorporated or formed and pursuant to its certificate or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, amended and restated or otherwise modified under this Plan.  Except as otherwise provided in this Plan, the Purchase Agreement or the Confirmation Order, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights and Litigation Claims of the Debtors, and any other property acquired by the Debtors or the Reorganized Entities under or in connection with this Plan, shall vest in Reorganized Apex and Reorganized ASMC, as applicable, free and clear of all Claims, Liens, charges, other encumbrances and Old Equity Interests, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of this Plan.  On and after the Effective Date, each Reorganized Entity may operate its businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan, the Purchase Agreement or the Confirmation Order.  Without limiting the foregoing, each Reorganized Entity may pay the charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services without application or notice to or order of the Bankruptcy Court.

5.5                               Cayman Proceeding.  Promptly after the Effective Date, ASML shall be authorized and directed to liquidate pursuant to the Cayman Proceeding and to take all steps reasonably necessary or appropriate in connection with the Cayman Proceeding.

5.6                               Corporate Governance, Directors, Officers, and Corporate Action

(a)                                  Certificates of Incorporation and By-Laws.

(i)                                     The certificates or articles of incorporation and by-laws of the Debtors shall be amended to satisfy the provisions of this Plan, the Plan Support Agreement and the Bankruptcy Code and shall (a) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code and (b) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein.

(ii)                                  The Reorganized Apex Certificate of Incorporation and By-Laws shall satisfy the provisions of this Plan, the Plan Support Agreement and the Bankruptcy Code and shall (a) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (b) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the Distributions thereof required or contemplated by this Plan; (c) to the extent necessary or appropriate, include restrictions on the Transfer of New Common Stock; and (d) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein.

(iii)                               Among other things, the Reorganized Apex Certificate of Incorporation and By-Laws shall (a) require unanimous approval of the board of directors, including each independent director, for any actions taken by the board prior to the two-year anniversary of the Effective Date (the “Specified Period”) that would liquidate or sell Reorganized Apex (or any of its material subsidiaries) or sell or transfer all or any substantial part of Reorganized Apex’s assets (or any of its material subsidiaries’ assets), in a single transaction or a series of transactions (collectively, the “Specified Transactions”); (b) prohibit the payment of dividends (in a single distribution or series of distributions) during the first twelve (12) months after the Effective Date and prohibit payment of dividends (in a single distribution or series of distributions) in excess of ten (10) percent of the unrestricted Cash held by Reorganized Apex on the Effective Date during the remaining portion of the Specified Period (the “Dividend Limitation”); and (c) prohibit any amendments to the number of independent directors and the provisions relating to the Specified Period, the Specified Transactions or the Dividend Limitation without (x) the affirmative unanimous approval of the board of directors, including each independent director, and (y) an affirmative vote of the shareholders representing not less than seventy-five (75) percent of the outstanding shares.  During the Specified Period, any action by Reorganized Apex to enter into or consummate a Specified Transaction shall require an affirmative vote of the shareholders representing not less than seventy-five (75) percent of the outstanding shares.

(iv)                              The Reorganized Apex Certificate of Incorporation and By-Laws shall be in form and substance reasonably acceptable to the Majority Supporting Subordinated Noteholders; provided, however, that the Reorganized Apex Certificate of Incorporation and By-Laws shall be deemed to be reasonably satisfactory to the Majority Supporting Subordinated Noteholders if such parties do not file an objection to the Reorganized Apex Certificate of Incorporation and By-Laws at or prior to the Confirmation Hearing.

(v)                                 Each Reorganized Entity is authorized to enter into such agreements and amend its corporate governance documents to the extent reasonably necessary to implement the terms and conditions of this Plan.

(b)                                 Officers of the Reorganized Entities.  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of the Reorganized Entities shall be the officers of the Debtors on the date of the Plan Support Agreement.

(c)                                  Directors of the Reorganized Entities.  The board of directors of Reorganized Apex shall have five (5) members, including four (4) independent directors and Reorganized Apex’s chief executive officer; provided, however, if the New Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.  ASML shall select the initial independent directors for Reorganized Apex, which directors shall be reasonably satisfactory to the Majority Supporting Subordinated Noteholders.  The selected directors shall be deemed to be reasonably satisfactory to the Majority Supporting Subordinated Noteholders if such parties do not File an objection to their appointment at or before the Confirmation Hearing.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized Apex and, to the extent such Person is an insider other than by virtue of being a director, the nature of any compensation for such Person.  The length of the initial term of each director shall be fourteen (14) months.  Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Reorganized Apex Certificate of Incorporation and By-Laws and the other constituent and organizational documents of the Reorganized Entities.  The existing board of directors of ASML will continue to serve on Reorganized ASML’s board of directors until such time as they have resigned, been terminated or replaced or upon the liquidation of ASML.

(d)                                 Corporate Action.  On the Effective Date, the adoption of the Reorganized Apex Certificate of Incorporation and By-Laws and similar constituent and organizational documents by, and the selection of directors and officers for, the Reorganized Entities, and all other actions contemplated by or described in this Plan with respect thereto, shall be authorized and approved and be binding and in full force and effect in all respects (subject to the provisions of this Plan and the Confirmation Order), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule (other than filing such organizational documents with the applicable governmental unit as required by applicable law) or the vote, consent, authorization or approval of any Person.  All matters provided for in this Plan involving the legal or corporate structure of the Debtors or the Reorganized Entities, and any legal or corporate action required in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Entities or by any other Person.  On the Effective Date, the appropriate officers of the Debtors and the Reorganized Entities and members of their respective boards of directors are authorized to issue, execute and deliver, and consummate the transactions, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtors and the Reorganized Entities, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or any requirement of further action, vote or other approval or authorization by any Person.

5.7                               Cancellation of Notes, Instruments and Debentures.

On the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, (a) the Subordinated Notes and any other notes, bonds (with the exception of any surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under this Plan shall be deemed cancelled and extinguished as to the Debtors and Reorganized Entities and (b) the obligations of the Debtors under any agreements, documents, indentures, or certificates of designation governing the Subordinated Notes and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors that are Impaired under this Plan shall be, and are hereby, discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or Reorganized Apex or by any other Person.  Unless otherwise agreed by the Subordinated Notes Indenture Trustee, on the Effective Date, DTC shall surrender for cancellation to the Subordinated Notes Indenture Trustee the certificates for the Subordinated Notes issued in the name of Cede and Co. and that are held by DTC.  Notwithstanding the foregoing, the Subordinated Notes Indentures shall continue in effect solely for the purposes of:  (i) allowing Subordinated Noteholders to receive Distributions under this Plan and (ii) allowing and preserving the rights of the Subordinated Notes Indenture Trustee to make Distributions in satisfaction of Allowed Subordinated Note Claims, but in all cases subject to the terms and conditions of the Subordinated Notes Indentures.  The Subordinated Notes Indenture Trustee shall be entitled to payment of reasonable documented compensation and the reimbursement of all reasonable documented out-of-pocket expenses, disbursements and advances incurred or made by the Subordinated Notes Indenture Trustee prior to and after the Effective Date in accordance with the Subordinated Notes Indentures and/or the Plan (including, but not limited to, the reasonable and documented compensation and the expenses, advances and disbursements of its agents and counsel).  Such fees and expenses shall be paid in full in Cash promptly after the Effective Date or within twenty (20) days after submission of any invoices therefor to the Reorganized Debtors, whichever is later.  To the extent provided in Section 7.07 of the Subordinated Notes Indentures, (x) the Subordinated Notes Indenture Trustee shall have a lien prior to the Subordinated Notes on all money or property held or collected by the Subordinated Notes Indenture Trustee, and (y) if any fees and expenses of the Subordinated Notes Indenture Trustee are not paid, the Subordinated Notes Indenture Trustee may assert its charging lien against money or property held or collected in respect of the Subordinated Notes.

5.8                               Issuance of New Securities and Related Documentation

On, or as soon as reasonably practicable after, the Effective Date, Reorganized ASML is authorized to and shall distribute, or cause to be distributed, the New Common Stock and any and all other securities, notes, stock, instruments, certificates and other documents or agreements required to be issued, executed or delivered pursuant to this Plan (collectively the “New Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.  Except with respect to any entity that is an underwriter as defined in subsection (b) of section 1145 of the Bankruptcy Code, the issuance of New Common Stock and the exchange of New Common Stock for Subordinated Notes shall be exempt from registration under state and federal securities laws pursuant to section 1145 of the Bankruptcy Code.  Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, and any other agreement or document related to or entered into in connection with same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).  Reorganized Apex will use commercially reasonable efforts to have the New Common Stock listed on a national exchange in the United States, Canada or both.

5.9                               Sources of Cash for Plan Distributions

Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Reorganized Entities to make payments pursuant to this Plan shall be obtained from existing Cash balances, the Cash Purchase Price, the operations of the Debtors or the Reorganized Entities.  The Reorganized Entities may also make such payments using Cash received from their subsidiaries through the Reorganized Entities’ consolidated cash management systems.

5.10                        Intercompany Claims

Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Intercompany Claims of Debtors against Debtors and their Affiliates shall be Reinstated or discharged and satisfied at the option of Reorganized Apex by contributions, Distributions or otherwise.

ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS

6.1                               Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable.  If Class 4 (Subordinated Note Claims) votes to accept the Plan, any Distribution to be made pursuant to this Plan shall be deemed as having been made on the Effective Date.  Any payment or Distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.3 of this Plan.

6.2                               No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date.

6.3                               Distributions by Reorganized Entities

Other than as specifically set forth below, the Disbursing Agent shall make all Distributions required to be distributed under this Plan.  Distributions of Cash and shares of New Common Stock on account of the Subordinated Note Claims shall be made to the Subordinated Notes Indenture Trustee under each of the Subordinated Notes Indentures.  The Disbursing Agent may employ or contract with other entities to assist in or make the Distributions required by this Plan.

6.4                               Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a)                                  Delivery of Distributions in General.  Except as set forth below in Sections 6.4(e) and 6.7, Distributions of Cash to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors’ records unless such addresses are superseded by proofs of claim, duly cast Ballots or transfers of claim Filed pursuant to Bankruptcy Rule 3001.  Physical certificates representing shares of New Common Stock shall not be issued pursuant to the Plan.  Except as described below, rather than issuing physical certificates for such shares of New Common Stock, Reorganized Apex shall cause any such shares of New Common Stock to be credited in book-entry form to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of the respective Holders (or, in the case of Holders of Allowed Class 4 Claims, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders).

(b)                                 Delivery of Shares of New Common Stock to Holders of Allowed Class 4 Claims.  As soon as practicable after (i) the Initial Distribution Date and (ii) the date a Distribution is made pursuant to Section 8.4, the Subordinated Notes Indenture Trustee shall, in accordance with the Subordinated Notes Indentures, cause shares of New Common Stock distributable to Holders of Allowed Class 4 Claims to be delivered to DTC for crediting in book-entry form to the accounts of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holder.

(c)                                  Delivery of Shares of New Common Stock to Holders of Allowed Class 5 Claims.  On, or as soon as reasonably practicable after (i) the Initial Distribution Date if such Class 5 Claim is Allowed on the Effective Date or otherwise the date on which such Class 5 Claim becomes Allowed and (ii) the date a Distribution is made pursuant to Section 8.4, for all Holders of Allowed Class 5 Claims electing to receive New Common Stock, the Disbursing Agent shall cause Reorganized Apex’s transfer agent to credit in book-entry form shares of New Common Stock to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of such Holders of Class 5 Claims.

(d)                                 Delivery of Shares of New Common Stock to Holders of Allowed Class 6 Claims.  If Class 4 (Subordinated Note Claims) does not vote in favor of the Plan, the Disbursing Agent shall cause Reorganized Apex’s transfer agent to credit in book-entry form shares of New Common Stock distributed to Holders of Allowed Class 6 Claims to be credited in book-entry form to direct registered accounts maintained by Reorganized Apex’s transfer agent for the benefit of such Holders of Class 6 Claims.

(e)                                  Undeliverable and Unclaimed Distributions.

(i)                                     Holding of Undeliverable and Unclaimed Distributions.  If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then current address.

(ii)                                  After Distributions Become Deliverable.  The Disbursing Agent shall make all Distributions that have become deliverable or have been claimed since the Initial Distribution Date as soon as practicable after such Distribution has become deliverable or has been claimed.

(iii)                               Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within six months after the later of the Effective Date or the date such Distribution is due shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors or their Estates, the Reorganized Entities or their property.  In such cases, (a) any Cash for Distribution on account of such claims for undeliverable or unclaimed Distributions shall become the property of Reorganized Apex free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and (b) any New Common Stock and/or other New Securities and Documents held for Distribution on account of such Claim shall be canceled and of no further force or effect.  Nothing contained in this Plan shall require the Debtors, Reorganized Entities, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

6.5                               Record Date for Distributions

The Disbursing Agent and the Reorganized Entities will have no obligation to recognize the Transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Confirmation Date and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.  The Disbursing Agent and the Reorganized Entities shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register, or their books and records, as of the close of business on the Confirmation Date.

6.6                               Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of indebtedness and accrued but unpaid interest to but excluding the Petition Date, such Distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

6.7                               Cash Payments

(a)                                  Except as set forth in Section 6.7(b), payments of Cash made pursuant to this Plan shall be made by the Disbursing Agent, in U.S. dollars and, at the option and in the sole discretion of the Disbursing Agent, by (i) checks drawn on or (ii) wire transfer from a domestic bank selected by the Disbursing Agent.  Cash shall be paid by the Disbursing Agent to the Subordinated Notes Indenture Trustee by federal funds wire transfer on the Initial Distribution Date.  Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  Any check issued by the Disbursing Agent shall be null and void if not negotiated within ninety (90) days after issuance and shall be deemed to be an unclaimed Distribution pursuant to Section 6.4(e) of the Plan.

(b)                                 On or as soon as practicable after the Initial Distribution Date or the date of the Distribution to the Subordinated Notes Indenture Trustee of any Excess Cash or Remaining Excess Cash, the Subordinated Notes Indenture Trustee shall, in accordance with the Subordinated Notes Indentures, cause Cash distributable to Holders of Allowed Class 4 Claims to be delivered to DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective holders.

(c)                                  The Debtors, the Reorganized Entities and their agents shall be authorized and empowered to contact and communicate with Holders of Allowed General Unsecured Claims to determine whether such Holders shall elect to receive a Distribution in Cash or New Common Stock as set forth in Section 3.3(c) of the Plan.  In the event that a Holder of an Allowed General Unsecured Claim does not make such an election prior to a date that is fifteen (15) days after the later of (i) the Confirmation Date, and (ii) the date that the Debtors, the Reorganized Entities or their agents deliver a notice to the Holder of such Claim that the Claim has become Allowed, such Holder shall be deemed to have made an election to receive a Distribution in Cash, subject to the terms and conditions of this Plan.

6.8                               Withholding and Reporting Requirements

In connection with this Plan and all Distributions hereunder, the Reorganized Entities shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Entities shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan to the contrary, (a) each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Reorganized Entities for the payment and satisfaction of such tax obligations.  Any Cash, New Common Stock, other New Securities and Documents and/or other consideration or property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an unclaimed Distribution pursuant to Section 6.4(e) of this Plan.

6.9                               Setoffs

The Reorganized Entities may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, but shall not be required to, set off against any Claim (other than the DIP Financing Facility Claims, the Senior Lender Claims and the Subordinated Note Claims), the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Entities may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Entities of any such claim that the Debtors or the Reorganized Entities may have against such Holder.

6.10                        Fractional Shares

No fractional shares of New Common Stock shall be distributed.  Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole share of New Common Stock or a rounding down (in the case of less than .50) of such fraction.

ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1                               Assumption of Executory Contracts and Unexpired Leases

(a)                                  On the Effective Date, all executory contracts and unexpired leases of ASML, including the ASML executory contracts and unexpired leases identified on Exhibit D attached hereto, will be deemed assumed and assigned to Reorganized Apex, in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on Exhibit E hereto (which Exhibit E may be amended by the Debtors to add or remove executory contracts and unexpired leases by filing with the Bankruptcy Court an amended Exhibit E and serving it on the affected contract parties at any time on or prior to five (5) days prior to the deadline set by the Bankruptcy Court for Filing objections to confirmation of this Plan), (iv) are rejected pursuant to the terms of this Plan, (v) are not capable of assumption pursuant to section 365(c) of the Bankruptcy Code or (vi) are being terminated or replaced in connection with the Sumitomo Transactions or are otherwise subject to the release or discharge set forth in Articles III and X hereof.

(b)                                 On the Effective Date, all executory contracts and unexpired leases of ASMC, including the ASMC executory contracts and unexpired leases identified on Exhibit D attached hereto, will be deemed assumed in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on Exhibit E hereto (which Exhibit E may be amended by the Debtors to add or remove executory contracts and unexpired leases by filing with the Bankruptcy Court an amended Exhibit E and serving it on the affected contract parties at any time on or prior to five (5) days prior to the deadline set by the Bankruptcy Court for Filing objections to confirmation of this Plan), (iv) are rejected pursuant to the terms of this Plan, (v) are not capable of assumption pursuant to section 365(c) of the Bankruptcy Code or (vi) are being terminated or replaced in connection with the Sumitomo Transactions or are otherwise subject to the release or discharge set forth in Articles III and X hereof.

(c)                                  Without amending or altering any prior order of the Bankruptcy Court approving the assumption, assignment or rejection of any executory contract or unexpired lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments and rejections pursuant to sections 365(a), 365(f) and 1123 of the Bankruptcy Code.  To the extent any provision in any executory contract or unexpired lease assumed pursuant to this Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the applicable Reorganized Entity’s assumption or assignment of such executory contract or unexpired lease, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto.  Each executory contract and unexpired lease assumed but not assigned pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Entity in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law.

7.2                               Claims Based on Rejection of Executory Contracts or Unexpired Leases

All proofs of claim with respect to Claims arising from or in connection with the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection or, if listed in Exhibit E, thirty (30) days after the date of entry of the Confirmation Order.  Any Claims arising from or in connection with the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Entities, their Estates or property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan.  All Allowed Claims arising from or in connection with the rejection of an executory contract or unexpired lease shall be treated as Allowed Class 5 General Unsecured Claims.

7.3                               Cure of Defaults of Assumed Executory Contracts and Unexpired Leases

(a)                                  The monetary amounts by which each executory contract and unexpired lease that is being assumed and assigned by ASML pursuant to Section 7.1(a) hereof shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cash in the amounts set forth on Exhibit D hereto on or as soon as practicable following the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in writing.

(b)                                 The monetary amounts by which each executory contract and unexpired lease that is being assumed by ASMC pursuant to Section 7.1(b) hereof shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cash in the amounts set forth on Exhibit D hereto on or as soon as practicable following the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in writing.

(c)                                  In the event of a dispute pertaining to assumption or assignment or the cure amounts set forth in this Section 7.3 and on Exhibit D hereto, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of the dispute in accordance with this Plan.  The cure amounts set forth on Exhibit D hereto shall be final and binding on all non-debtor parties (including any successors and designees) to the executory contracts and unexpired leases set forth on Exhibit D, and shall not be subject to further dispute or audit based on performance prior to the time of assumption, irrespective of the terms and conditions of such executory contracts or unexpired leases.  Each counterparty to an executory contract or unexpired lease listed on Exhibit D, whether entered before or after the Petition Date, is hereby forever barred, estopped, and permanently enjoined from (i) asserting against the Reorganized Entities, or the property of any of them, any default existing as of the Effective Date or, against the Reorganized Entities, any counterclaim, defense, setoff or any other interest asserted or assertable against the Debtors; and (ii) imposing or charging against Reorganized Entities any accelerations, assignment fees, increases or any other fees as a result of any assumption or assignment pursuant to this Plan.  To the extent that any person fails to File a timely objection to the cure amount listed on Exhibit D or otherwise as set forth in Section 7.4 hereof, such person is deemed to have consented to such cure amounts and the assignments of such executory contracts or unexpired leases pursuant to this Plan.

(d)                                 Upon the assignment to a Reorganized Entity of any executory contract or unexpired lease under this Plan, no default shall exist under any such contract or lease and no counterparty to any such contract or lease shall be permitted to declare a default by the Debtor or Reorganized Entity thereunder or otherwise take action against the Reorganized Entity as a result of the consummation of the Sumitomo Transactions or any Debtor’s financial condition, bankruptcy or failure to perform any of its obligations under such contract or lease.  Any provision in an executory contract or unexpired lease that is assigned under this Plan which prohibits or conditions the assignment or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment, constitutes an unenforceable anti-assignment provision that is void and of no force and effect.

(e)                                  None of the provisions of this Section 7.3 shall apply to the Purchase Agreement, which shall be assumed and assigned as provided in Section 5.3(c) hereof.

7.4                               Objections to Rejection, Assumption, Assignment or Cure

Responses or objections, if any, to the rejection, assumption and/or assignment of the executory contracts and unexpired leases identified on Exhibits D or Exhibit E to the Plan, including the cure amounts related to any contracts or leases to be assumed under the Plan as identified on Exhibit D to the Plan, shall be filed, together with proof of service, with the Clerk of the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York 10004-1408, with one copy to chambers, such that the responses or objections are actually received no later than 4:00 p.m. (New York City Time) on February 27, 2009 (the “Confirmation Objection Deadline”) by each of the following parties:  (i) counsel to the Debtors, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: James L. Bromley, Esq. and Sean A. O’Neal, Esq. and (ii) counsel to Sumitomo Corporation, Morrison & Foerster LLP, 1290 Avenue of the Americas New York, New York 10104, Attention: Gary S. Lee, Esq. and Norman S. Rosenbaum, Esq.  Any objection to the proposed cure amount set forth on Exhibit D hereto shall state with specificity the cure amount the objecting party believes is required and provide appropriate documentation in support thereof.  If any response or objection is not timely filed and served before the Confirmation Objection Deadline, the responding or objecting party shall be barred from objecting to the rejection, assumption, assignment or cure amount provided hereunder and be precluded from being heard at the Confirmation Hearing with respect to such objection.

7.5                               Compensation and Benefit Programs

Except as otherwise expressly provided in this Plan or listed on Exhibit E hereto, all employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all compensation, incentive and bonus plans, savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, life and accidental death and dismemberment insurance plans, are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.  Any payment obligations under any assumed employment contracts and benefit plans that have been or purport to have been terminated, accelerated or modified as a result of the commencement of any Chapter 11 Case or the consummation of any transactions contemplated by this Plan (including, without limitation, any change of control agreements) shall be Reinstated and such termination, acceleration or modification shall be rescinded and deemed not to have occurred.

7.6                               Workers’ Compensation Programs

Except as otherwise expressly provided in this Plan, as of the Effective Date, the Debtors and the Reorganized Entities shall continue to honor their obligations under:  (i) all applicable workers’ compensation laws in states in which the Reorganized Entities operate and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation and workers’ compensation insurance.  All such contracts and agreements are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero.

ARTICLE VIII
PROCEDURES FOR RESOLVING DISPUTED CLAIMS

8.1                               Resolution of Disputed Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtors and Reorganized Apex shall have the exclusive right to make and File objections to Claims (other than Administrative Expense Claims and Professional Fees Claims to which other parties may object as set forth in Section 3.1(b) of this Plan) and shall serve a copy of each objection upon the Holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder thereof if service is effected in any of the following manners:  (a) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (b) by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified in the proof of claim or interest or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the Holder’s behalf in the Chapter 11 Cases.  The Debtors and the Reorganized Entities shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto or by litigating to Final Order in the Bankruptcy Court the validity, nature and/or amount thereof.

8.2                               No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or Distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim has become an Allowed Claim.

8.3                               Distributions on Account of Disputed Claims Once They Are Allowed

If a Disputed Claim becomes an Allowed Claim after the Initial Distribution Date, the Disbursing Agent shall be authorized to cause a Distribution to be made on account of such Disputed Claim on the date of Allowance or as soon as reasonably practicable thereafter.  Such Distributions will be made pursuant to the applicable provisions of Article VI and Section 8.4 of this Plan.  A Holder of such an Allowed Claim in Classes 4, 5 or 6 will be entitled to receive, on the basis of the amount of the Allowed Claim, any dividends or other Distributions made to Holders in the same Class on account of their shares of New Common Stock between the Initial Distribution Date and the date such New Common Stock is actually Distributed to such Holder.

8.4                               Estimation of Unsecured Claims; Distributions of New Common Stock

On the Effective Date, Reorganized Apex shall be authorized to (a) estimate the amount of General Unsecured Claims and Sumitomo Unsecured Claims (collectively, the “Estimated Unsecured Claims”) that are not yet Allowed Claims for purposes of calculating the Pro Rata share of New Common Stock to be issued and Distributed to Holders of Allowed Claims in Classes 4, 5 and 6 on the Initial Distribution Date, and (b) issue and retain until Distribution (or hold on reserve) an amount of New Common Stock in respect of the Estimated Unsecured Claims (the “Reserved New Common Stock”).  If any such Estimated Unsecured

Claim becomes an Allowed Claim after the Effective Date, and the Holder of such Claim is entitled to a Distribution of New Common Stock pursuant to the Plan, the Disbursing Agent shall be authorized to Distribute the Pro Rata share of New Common Stock from the Reserved New Common Stock to such Holder (provided, that with respect to a Holder of any Allowed Class 5 Claims, such Holder has elected to receive, or has been deemed to have elected to receive, New Common Stock rather than Cash as provided under the Plan).  In the event that the aggregate amount of Allowed Claims relating to such Estimated Unsecured Claims exceeds the aggregate amount of the Estimated Unsecured Claims, Reorganized Apex shall be authorized to issue an additional amount of New Common Stock based upon the Allowed Amount of such Claims and the Disbursing Agent shall be authorized to cause the Distribution of the Pro Rata share of such New Common Stock based upon the Allowed amount of such Claims.  In the event that the aggregate amount of Allowed Claims related to Estimated Unsecured Claims is less than the aggregate amount of the Estimated Unsecured Claims, the Disbursing Agent shall be authorized to cause the Distribution of the remaining Reserved New Common Stock on a Pro Rata basis to the Holders of Allowed Claims in Classes 4, 5 and 6 that previously received Distributions of New Common Stock.

ARTICLE IX
CONFIRMATION AND CONSUMMATION OF THE PLAN

9.1                               Conditions to Confirmation

It shall be a condition precedent to confirmation of this Plan that the Bankruptcy Court shall have entered a Confirmation Order containing those terms and conditions required by the Purchase Agreement and reasonably satisfactory in form and substance to the Debtors, Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders; provided, however, that the Confirmation Order shall be deemed to be reasonably satisfactory to the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders, if the Confirmation Order is not inconsistent in any material respect with the terms of the Plan Support Agreement.

9.2                               Conditions to Effective Date

Each of the following is a condition precedent to the occurrence of the Effective Date:

(a)                                  the Effective Date shall have occurred on or prior to March 26, 2009;

(b)                                 this Plan, as may have been amended or modified, shall be reasonably satisfactory both in form and substance to the Debtors, Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders; provided, however, that the Plan as filed by the Debtors in advance of the Confirmation Hearing shall be deemed to be reasonably satisfactory to each of Sumitomo, the Majority Supporting Senior Lenders and the Majority Supporting Subordinated Noteholders, if such party does not object to the Plan prior to or at the Confirmation Hearing;

(c)                                  the Confirmation Order shall have been entered and docketed by the Bankruptcy Court and shall provide that:

(i)                                     the Debtors and Reorganized Entities are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents contemplated by or described in this Plan, including, without limitation, the Purchase Agreement and the Transaction Documents;

(ii)                                  the provisions of the Confirmation Order are non-severable and mutually dependent;

(iii)                               Reorganized ASML is authorized to distribute the New Common Stock without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person; and

(iv)                              the New Common Stock issued or deemed issued under this Plan in exchange for Claims against the Debtors, or principally in exchange for such Claims, is exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of any of the foregoing are “underwriters” as that term is defined in section 1145 of the Bankruptcy Code;

(d)                                 the Confirmation Order shall have become a Final Order (unless such condition is waived by Sumitomo);

(e)                                  all conditions precedent for the closing of the Sumitomo Transactions shall have occurred (or shall have been waived in accordance with the Purchase Agreement) other than the occurrence of the Effective Date;

(f)                                    the amended organizational documents, as necessary, shall have been filed with the applicable authority of each Reorganized Entities’ respective jurisdiction of incorporation or formation in accordance with such jurisdiction’s applicable laws;

(g)                                 the Grand Court of the Cayman Islands shall have entered order(s) appointing joint provisional liquidators for ASML on terms that empower such joint provisional liquidators to approve the Sumitomo Transactions or to concur with actions taken by ASML’s board of directors to enter into the Sumitomo Transactions, and such joint provisional liquidators shall have granted such approval or concurrence, in writing, as applicable;

(h)                                 all statutory fees then due to the United States Trustee shall have been paid in full or shall be paid in full by the Debtors or the Reorganized Entities pursuant to the Plan; and

(i)                                     all actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required under this Plan or the Confirmation Order, filed with the applicable governmental authorities in accordance with applicable laws.

9.3                               Waiver of Conditions

Each of the conditions set forth in Section 9.2 of this Plan, except those contained in Section 9.2(b), may be waived in whole or in part by the Debtors, in consultation with and after obtaining the consent of Sumitomo (which consent shall not be unreasonably withheld, with the exception of the condition contained in Section 9.2(d), which shall be in Sumitomo’s sole discretion), without any other notice to parties in interest or notice to or order of the Bankruptcy Court and without a hearing.  The failure to satisfy or waive a condition to the Effective Date may be asserted by the Debtors or the Reorganized Entities regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of a Debtor or Reorganized Entity to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each right shall be deemed an ongoing right that may be asserted at any time.

9.4                               Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur on or before March 26, 2009, or by such later date as is agreed upon in writing by the Debtors and Sumitomo (which will provide notice of such extension to the Subordinated Noteholders’ Working Group Professionals, counsel to the Supporting Senior Lenders and counsel to the Subordinated Notes Indenture Trustee), then the Confirmation Order will be deemed vacated by the Bankruptcy Court without further notice or order.  If the Confirmation Order is vacated pursuant to this Section 9.4, (a) the Debtors shall file a notice to this effect with the Bankruptcy Court, (b) this Plan shall be null and void in all respects, (c) any settlement of Claims provided for hereby shall be null and void without further order of the Bankruptcy Court and (d) the time within which the Debtors may assume, assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of sixty (60) days after the date the Confirmation Order is vacated; provided, however, that the Debtors retain their rights to seek further extensions of such deadline in accordance with, and subject to, section 365 of the Bankruptcy Code.

ARTICLE X
EFFECT OF PLAN CONFIRMATION

10.1                        Binding Effect; Plan Binds All Holders of Claims and Equity Interests

On the Effective Date, and effective as of the Effective Date, this Plan shall, and shall be deemed to, be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in any Debtor, and their respective successors and assigns, including, but not limited to, the Reorganized Entities, regardless of whether any such Holder failed to vote to accept or reject this Plan or affirmatively voted to reject this Plan.

10.2                        Releases and Related Injunctions

(a)                                  Releases by the Debtors.  Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors will be deemed to completely and forever release, waive, void, extinguish and discharge each of Sumitomo, the Supporting Senior Lenders, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and their respective Related

Persons from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities (other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under this Plan, and the contracts, instruments, releases, agreements and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(b)                                 Releases by Holders of Claims and Old Equity Interests.  Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Holders of Claims against the Debtors and each of their respective Related Persons and the Holders of Old Equity Interests will be deemed to completely and forever release, waive, void, extinguish and discharge each of the Released Parties from any and all Claims, obligations, damages, demands, debts, rights, suits, Litigation Claims (including Avoidance and Other Actions), judgments or liabilities (other than the right to enforce the Debtors’ or Reorganized Apex’s obligations under this Plan and the contracts, instruments, releases, agreements and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Disclosure Statement, the Plan Support Agreement, the Plan (including, without limitation, the solicitation of votes on the Plan), the Sumitomo Transactions, the Sumitomo Working Capital Facility, the Financing Documents or the Original Purchase Agreements and that could have been asserted by the Holders of Claims against, or Old Equity Interests in, the Debtors in their individual capacities or on behalf (whether directly or derivatively) of the Debtors, their Estates or Reorganized Apex or against any of the Released Parties, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(c)                                  Injunction Related to Releases.  The Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released pursuant to this Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Litigation Claims (including Avoidance and Other Actions) or liabilities released in this Section 10.2.

10.3                        Discharge of Claims

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any kind or nature whatsoever against the Debtors or any of their assets or properties and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims.  Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

10.4                        Preservation of Rights of Action; Settlement of Litigation Claims

(a)                                  Preservation of Rights of Action.  Except as otherwise provided in this Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with this Plan or approved by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims.  Notwithstanding the foregoing, the Debtors and the Reorganized Entities shall not file, commence or pursue any claim, right or cause of action under sections 547 or 548 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations, the Debtors and Reorganized Entities shall have the right to assert or raise such Litigation Claims (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors) with respect to any Disputed Claim and (b) in connection with the Claims objection process with respect to a Claim that is not an Allowed Claim, in which case such Litigation Claim can be raised as an objection to such Claim and not as defenses or counterclaims.

(b)                                 Settlement of Litigation Claims.  At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.  After the Effective Date, the Reorganized Entities may, and shall have the exclusive right to, compromise and settle any Claims against them and claims they may have against any other Person or Entity, including, without limitation, the Litigation Claims, without notice to or approval from the Bankruptcy Court, including, without limitation, any and all derivative actions pending or otherwise existing against the Debtors as of the Effective Date.

10.5                        Exculpation and Limitation of Liability

Neither the Released Parties, the Supporting Senior Lenders and their attorneys, the Supporting Subordinated Noteholders, the Subordinated Notes Indenture Trustee and its attorneys nor the Subordinated Noteholders’ Working Group Professionals shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim against or an Old Equity Interest in the Debtors, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or agents acting in such capacity, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases; formulating, negotiating, or implementing the Purchase Agreement and this Plan; the solicitation of acceptances of this Plan; the confirmation of this Plan; the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for their respective actions that constitute gross negligence or willful misconduct as determined by a Final Order entered by a court of competent jurisdiction.

10.6                        Injunction

(a)                                  Except as otherwise provided in this Plan or in any document, instrument, release or other agreement entered into in connection with this Plan or approved by order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Effective Date all Persons or Entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s) or any of their property on account of any such Claims or Equity Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Entities or their property on account of such Claims or Equity Interests:  (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any Lien or encumbrance; (D) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons or Entities from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered under or in connection with this Plan.

(b)                                 By accepting Distributions pursuant to this Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in this Section 10.6.

10.7                        Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

10.8                        Termination of Subordination Rights and Settlement of Related Claims

The classification and manner of satisfying all Claims and Equity Interests under this Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code or otherwise.  All subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Distribution to be made pursuant to this Plan will be discharged and terminated and all actions related to the enforcement of such subordination rights will be permanently enjoined.  Accordingly, Distributions pursuant to this Plan to Holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered under or in connection with this Plan.

ARTICLE XI
RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over all matters arising in, arising under and/or related to the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)                                  allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any objections to the allowance or priority of Claims or Equity Interests;

(b)                                 resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or any Reorganized Entity may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

(c)                                  ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(d)                                 decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

(e)                                  enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(f)                                    resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan, including, without limitation, any other contract, instrument, release or other agreement or document that is executed or created pursuant to this Plan, or any Entity’s rights arising from or obligations incurred in connection with this Plan or such documents;

(g)                                 modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

(h)                                 hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 327, 330, 331, 363, 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Entities, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(i)                                     issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

(j)                                     hear and determine causes of action by or on behalf of the Debtors or the Reorganized Entities;

(k)                                  hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(l)                                     hear and determine matters concerning the Purchase Agreement;

(m)                               hear and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated, or Distributions pursuant to this Plan are enjoined or stayed;

(n)                                 determine any other matters that may arise in connection with or related to this Plan, the Confirmation Order or any contract, instrument, release (including the releases in favor of the Released Parties) or other agreement or document created in connection with this Plan or the Confirmation Order;

(o)                                 enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(p)                                 hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

(q)                                 enter an order closing the Chapter 11 Cases.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1                        Effectuating Documents and Further Transactions

Each of the Debtors or the Reorganized Entities is authorized to execute, deliver, file or record such contracts, instruments, releases, consents, certificates, resolutions, programs and other agreements and/or documents and take such acts and actions as may be reasonable, necessary or appropriate to effectuate, implement, consummate and/or further evidence the terms and conditions of this Plan, any notes or securities issued pursuant to this Plan, and any transactions described in or contemplated by this Plan, including, without limitation the Sumitomo Transactions.

12.2                        Authority to Act

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, partners, managers, members or other owners of one or more of the Debtors or the Reorganized Entities shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable law of the states in which the Debtors or Reorganized Entities are formed, without any requirement of further vote, consent, approval, authorization or other action by such stockholders, security holders, officers, directors, partners, managers, members or other owners of such entities or notice to, order of or hearing before the Bankruptcy Court.

12.3                        Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange (or deemed issuance, transfer or exchange) of the New Common Stock; (b) the consummation of the Sumitomo Transactions; (c) the creation of any mortgage, deed of trust, Lien, pledge or other security interest; (d) the making or assignment of any lease or sublease; or (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, dissolution, deeds, bills of sale and transfers of tangible property) will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders) or other similar taxes.  Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of or in connection with this Plan.

12.4                        Bar Dates for Administrative Expense Claims

Holders of alleged Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before the Administrative Expense Claims Bar Date or forever be barred from doing so (unless such alleged Administrative Expense Claim is incurred in the ordinary course of business by the Debtors and is not yet past-due, in which case the applicable Administrative Expense Claims Bar Date shall be thirty (30) days after such due date or as otherwise ordered by the Bankruptcy Court).  The Debtors and the Reorganized Entities shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and File objections to such Administrative Expense Claims, if necessary.  In the event an objection is Filed as contemplated by this Section 12.4, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim.

12.5                        Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date or as soon as practicable thereafter by the Debtors or the Reorganized Entities.

12.6                        Amendment or Modification of the Plan

Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify this Plan, with the written consent of Sumitomo (which consent shall not be unreasonably withheld) at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan.  A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

12.7                        Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.8                        Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors and their respective successors and assigns, including, without limitation, the Reorganized Entities.  The rights, benefits and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

12.9                        Revocation, Withdrawal, or Non-Consummation

Subject to the terms of the Plan Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, except as otherwise provided by the Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person or Entity, (ii) prejudice in any manner the rights of such Debtors or any other Person or Entity or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

12.10                 Notice

All notices, requests and demands to or upon the Debtors or the Reorganized Entities to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to any Debtor or Reorganized Entity: 1700 Lincoln Street, Suite 3050 Denver, Colorado 80203 Attention: General Counsel Tel: (303) 839-5060 Fax: (303) 839-5907

with a copy (which shall not constitute notice hereunder) to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attention: James L. Bromley Sean A. O’Neal Tel: (212) 225-2000 Fax: (212) 225-3999

12.11                 Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an Exhibit or Plan Supplement provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

12.12                 Tax Reporting and Compliance

The Reorganized Entities are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

12.13                 Fees and Expenses

From and after the Effective Date, Reorganized Apex shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons employed by the Debtors or Reorganized Apex thereafter incurred, including those fees and expenses incurred in connection with the implementation and consummation of this Plan.

12.14                 Dissolution of Creditors’ Committee

The Creditors’ Committee appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, if any, shall be dissolved on the Effective Date.

12.15                 Subordinated Noteholders’ Working Group Fees

Pursuant to the Plan Support Agreement Assumption Order, the Debtors and Reorganized Apex shall be authorized to pay the Supporting Subordinated Noteholder Expenses incurred as of the Effective Date.  No later than thirty (30) days after the Effective Date, the Supporting Subordinated Noteholders and the Subordinated Noteholders Working Group Professionals shall submit a final invoice for all Supporting Subordinated Noteholder Expenses.  Reorganized Apex shall pay all such Supporting Subordinated Noteholder Expenses no later than twenty (20) days after receipt of such final invoice.

12.16                 Filing of Additional Documents

On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:	February 4, 2009
New York, New York

Respectfully Submitted,

APEX SILVER MINES LIMITED
APEX SILVER MINES CORPORATION

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Vice President and Controller

James L. Bromley
Sean A. O’Neal
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Telephone: (212) 225-2000

Counsel for the Debtors and Debtors-in-Possession